UNITED STATES
                   SECURITIES AND EXCHANGE
                          COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                         Date of Report
              (Date of earliest event reported)
                         April 23, 2004


                    THE COMMERCE GROUP, INC
    (Exact name of registrant as specified in its charter)


     Massachusetts           001-13672            04-2599931
    (State or other      (Commission File          (IRS Employer
     jurisdiction             Number)             Identification
    of Incorporation)                                  No.)


      211 Main Street, Webster, Massachusetts  01570
(Address of principal executive offices)     (Zip Code)


        Registrants telephone number, including area code:
                      (508) 943-9000





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


The Commerce Group, Inc.
Form 8-K
April 27, 2004

Item 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following information is being furnished under
Item 12 - Results of Operations and Financial Condition.   Such
information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liablitiy of that section.

     On April 23, 2004, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended March 31, 2004. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.











                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           April 27, 2004





                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Accounting Officer






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


                                                  Exhibit 99.1
Press Release

RELEASE:  Immediate (April 23, 2004)

CONTACT:  Randall V. Becker
          Treasurer
          (508) 949-4129

                          The Commerce Group, Inc.
                    Announces 2004 First Quarter Results
                          and Comparison to 2003

WEBSTER, Mass., April 23, 2004 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2004 first quarter results. Net earnings were $51.0 million, or $1.56 per diluted share, compared to net earnings of $12.9 million or $0.40 per diluted share for 2003.

During the first quarter of 2004, the Company had net realized investment gains of $20.5 million or $0.41 per diluted share compared to losses of $5.8 million or $0.19 per diluted share in the first quarter of 2003. A complete breakdown of this information is included in the attached tables.

Earned premiums were $395.6 million for the first quarter of 2004 compared to $338.0 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.

The first quarter GAAP consolidated operating combined ratio was 93.7% compared to 100.8% for 2003. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the first quarter of 2004 decreased to 71.3% from 81.2% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) a decline in the current year personal automobile physical damage claim frequency; and, (3) a decrease in the overall Commonwealth Automobile Reinsurers (C.A.R.) deficit. The Company's GAAP consolidated underwriting ratio increased to 22.4%, as compared to 19.6% for last year's first quarter, primarily as a net result of higher accrued contingent commissions offset by lower 2004 policy year mandated Massachusetts personal automobile commission rates.

A complete presentation of March 31, 2004 and 2003 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At March 31, 2004, the Company had authority to purchase approximately 280,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization. During the first quarter, the Company purchased 294,665 shares of treasury stock at an average price of $45.93 per share as a result of option exercises. The Company issued approximately 383,000 shares of common stock related to these option exercises.


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CGI 1Q'04 earnings (page 2 of 6)

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States
(GAAP) with the exception of statutory operating ratios.


About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by the Auto Insurance Report, based on NAIC 2003 direct written premium information.

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.
Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases. These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

?	the possibility of severe weather and adverse catastrophe experiences;
?	adverse trends in claim severity or frequency;
?	adverse state and federal regulations and legislation;
?	adverse judicial decisions;
?	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
?	interest rate risk;
?	rate making decisions for private passenger automobile policies in
Massachusetts;
?	potential rate filings;
?	heightened competition;
?	concentration of business within Massachusetts;
?	market disruption in Massachusetts, if competitors exited the market or become insolvent;
?	dependence on our executive officers; and,
?	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.




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CGI 1Q'04 earnings (page 3 of 6)


You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.











































Page 5 of 8
(Tables Follow)

     CGI 1Q '04 earnings (page 4 of 6)

     THE COMMERCE GROUP, INC. (NYSE:CGI-news)
     CONSOLIDATED BALANCE SHEETS
     March 31, 2004 and 2003
     (Thousands of Dollars, Except Per Share Data)
      Unaudited

                                                               March 31     March 31
ASSETS                                                           2004         2003
Investments
  Fixed maturities, at market                                       $ 1,668,640   $   808,990
  Preferred stocks, at market                                       $   354,702   $   308,678
  Common stocks, at market                                          $    94,711   $    95,780
  Preferred stock mutual funds, at equity                           $    56,387   $   274,497
  Mortgage loans                                                    $    15,788   $    22,850
  Cash and cash equivalents                                         $   164,197   $   172,783
  Other investments                                                 $    27,435   $    23,230

      Total investments                                             $ 2,381,860   $ 1,706,808

Accrued investment income                                           $    18,999   $    14,203
Premiums receivable                                                 $   421,093   $   368,989
Deferred policy acquisition costs                                   $   168,610   $   152,554
Property and equipment                                              $    52,137   $    52,015
Due from reinsurers                                                 $   120,876   $   102,658
Residual market receivable                                          $   205,442   $   169,540
Deferred income taxes                                               $    21,713   $    29,010
Receivable for securities sold                                      $       366   $     5,053
Other assets                                                        $    17,446   $    13,499

      Total assets                                                  $ 3,408,542   $ 2,614,329

Liabilities
  Losses and LAE                                                    $   976,813   $   857,162
  Unearned premiums                                                 $   893,028   $   778,129
  Bonds payable                                                     $   298,035   $        -
  Current income taxes                                              $    12,403   $     1,749
  Deferred income                                                   $     8,271   $     7,269
  Contingent commissions accrued                                    $    41,168   $    28,035
  Payable for securities purchased                                  $    97,046   $    63,075
  Outstanding checks payable                                        $    37,231   $    41,834
  Other liabilities                                                 $    60,612   $    44,465

      Total liabilities                                             $ 2,424,607   $  1,821,718

Minority interest                                                   $     4,548   $      4,123

Stockholders' equity
  Preferred stock                                                             -             -
  Common stock                                                      $    19,673   $     19,141
  Paid-in capital                                                   $    84,378   $     39,570
  Net accumulated other comprehensive income                        $    36,484   $     28,769
  Retained earnings                                                 $ 1,038,273   $    880,297

      Stockholders' equity before treasury stock                    $ 1,178,808   $    967,777

  Treasury stock                                                    $  (199,421)  $   (179,289)

      Total stockholders' equity                                    $   979,387   $    788,488

      Total liabilities, minority interest and stockholders' equity $ 3,408,542   $  2,614,329

Common shares outstanding                                            32,482,700     31,879,835

Stockholders' equity per share                                      $     30.15   $      24.73

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



     CGI 1Q '04 earnings (page 4 of 6)

     THE COMMERCE GROUP, INC. (NYSE:CGI-news)
     CONSOLIDATED STATEMENTS OF EARNINGS
     Three Months Ended March 31, 2004 and 2003
     (Thousands of Dollars, Except Per Share Data)
      Unaudited

                                                               Three Months Ended
                                                                    March 31,
                                                                 2004         2003

Revenues:
  Earned premiums                                                   $    395,568  $    337,987
  Net investment income                                             $     27,815  $     22,704
  Premium finance and service fees                                  $      7,044  $      6,330
  Net realized investment gains (losses)                            $     20,459  $     (5,844)

      TOTAL REVENUES                                                $    450,886  $    361,177

Expenses:
  Losses and LAE                                                    $    282,182  $    274,394
  Policy acquisition costs                                          $     92,224  $     69,502
  Interest expense & amortization of bond fees                      $      4,583  $         -

      TOTAL EXPENSES                                                $    378,989  $    343,896

      Earnings before income taxes and minority interest            $     71,897  $     17,281

Income taxes                                                        $     20,752  $      4,405

      Earnings before minority interest                             $     51,145  $     12,876

(Less) plus (income) loss in minority interest in subsidiary        $       (105) $         44

      NET EARNINGS                                                  $     51,040  $     12,920

COMPREHENSIVE INCOME                                                $     58,441  $     16,425

EARNINGS PER COMMON SHARE:
  BASIC                                                             $       1.58  $       0.40
  DILUTED                                                           $       1.56  $       0.40

Cash dividends paid per common share:                               $       0.32  $       0.31

Weighted average shares outstanding:
  BASIC                                                               32,337,398    31,977,554
  DILUTED                                                             32,766,819    32,161,730













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



CGI 1Q '04 earnings (page 6 of 6)

THE COMMERCE GROUP, INC. (NYSE:CGI - news)
ADDITIONAL EARNINGS INFORMATION
Three Months Ended March 31, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                   March 31,
                                                               2004        2003
ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                        $    498,587  $   448,794
  Assumed premiums                                               $     34,078  $    27,983
  Ceded premiums                                                 $    (54,991) $   (49,742)

    Net written premiums                                         $    477,674  $   427,035
    Increase in unearned premiums                                $    (82,106) $   (89,048)

      Earned premiums                                            $    395,568  $   337,987

GAAP consolidated operating ratios:    (1)
  Loss ratio                                                             71.3%       81.2%
  Underwriting ratio                                                     22.4%       19.6%
    Combined ratio                                                       93.7%      100.8%

GAAP operating ratios for combined insurance subsidiaries only:    (2)
  Loss ratio                                                             70.2%       81.5%
  Underwriting ratio                                                     21.6%       19.7%
    Combined ratio                                                       91.8%      101.2%

Breakdown of net realized investment gains (losses)
  Fixed maturities                                               $       9,658  $     3,373
  Preferred stocks                                               $       4,507  $       981
  Common stocks                                                  $       4,439  $       267
  Preferred stock mutual funds due to increase in NAV            $       2,113  $     5,611
  Venture capital fund investments                               $       1,699  $      (588)
  Other                                                          $        (189) $       (32)
  Other than temporary writedowns                                $      (1,768) $   (15,456)

    Net realized investment gains (losses) before tax            $      20,459  $    (5,844)
  Income tax (benefit) at 35%                                    $       7,161  $    (2,045)
    Net realized investment gains (losses) after tax and before
      impact of tax valuation allowance                          $      13,298  $    (3,799)
  Impact of tax valuation allowance                              $          -   $    (2,380)
    Net realized investment gains (losses) after tax and after
      impact of tax valuation allowance                          $      13,298  $    (6,179)

    Per diluted share net realized gains (losses) after tax and
      after impact of tax valuation allowance                    $        0.41  $     (0.19)

(1)   GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies
      (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $15,003 and $14,312 for 2004 and 2003, respectively.
(2)   GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
         (a)  The loss ratio represents losses and LAE divided by earned premiums; and,
         (b)  The underwriting ratio represents underwriting expenses divided by net premiums written.
          No corporate expenses are included in the calculations.





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